Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

LEGEND OIL AND GAS LTD. Signs Definitive Agreement to Acquire Land and Production

SEATTLE, Washington. – September 14, 2011 - Legend Oil and Gas Ltd. (OTCBB: LOGL)

(“Legend”, the “Company”) is pleased to announce it has signed the Definitive Agreement with International Sovereign Energy Corp. (“ISR”) of Calgary, Alberta, Canada, relating to Legend’s previously announced non-binding letter of intent (LOI) to acquire substantially all of ISR’s interests in land and production in Canada for a purchase price valued at $17.0 million in a cash and shares transaction.

“This acquisition will add substantial production to the Company’s current operations and will result in the Company producing in excess of 300 BOE/d (barrels of oil equivalent with gas converted at 6:1) with a dramatic increase in net revenues,” said Legend’s President, Marshall Diamond-Goldberg.

The assets to be acquired contain stable oil and gas production with predictable revenues and operating expenses. The added value in undeveloped resource and conventional mineral acreage will provide a large number of drilling opportunities with which Legend can increase production and revenue. Legend has identified multiple new drilling targets on the currently producing lands it will acquire within the Swan Hills and Medicine River properties as well as development opportunities on several other producing leases.

“This acquisition is in line with the Company’s mandate to acquire assets with exploitation potential,” said Diamond-Goldberg. “We will, however, be looking to continue to add production through acquisition and development, while at the same time raising new capital with which to exploit our current asset base,” he added.

Initial Closing of the transaction expected at the end of August is now scheduled for October, however the effective date of this acquisition continues to be July 1, 2011, and adjustments will be made on closing as of that date.

About Legend Oil and Gas Ltd.

Legend Oil and Gas Ltd. is a managed risk, oil and gas exploration/exploitation, development and production company with activities currently focused on leases in southeastern Kansas, northern North Dakota and Canada.

Investor Contact

Marshall Diamond-Goldberg, President

marshall@legendoilandgas.com

403-617-2071

Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations in the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors — The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as “probable,” “possible,” “recoverable” or “potential” reserves among others, that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our filings with the SEC.